Exhibit 4.32

AMENDMENT NO. 3 TO THE
SERIES C WARRANTS
OF
JUMA TECHNOLOGY, CORP.

This Amendment No. 3 (this “Amendment”), dated as of October 15, 2008, by and among Juma Technology Corporation, a Delaware corporation (the “Company”), Vision Opportunity Master Fund, Ltd. and Vision Capital Advantage Fund, L.P. (the “Holders”) hereby amends the Series C Warrants to purchase shares of Common Stock of the Company dated August 16, 2007 and issued to the Holders, as amended by Amendment No. 1, dated August 15, 2008, and Amendment No. 2, dated September 12, 2008 (the “Warrants”). Terms used in this Amendment without definition shall have the meanings given them in the Warrants.

WHEREAS, the Company is the issuer and the Holders are the holders of the Warrants;

WHEREAS, the Company and the Holders now desire to amend the Warrants as more fully set forth herein; and

WHEREAS, this Amendment will be effective when it is executed by the Company.

NOW THEREFORE, in consideration of the premises and the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereby amend the Warrants as follows:

1.  The text on the first page of the Warrants which reads “Expires October 16, 2008” is hereby deleted in its entirety and replaced with “Expires November 16, 2008.”

2. Section 1: Term. Section 1 is hereby deleted in its entirety and replaced with the following:

Term. The term of this Warrant shall commence on August 16, 2007 and shall expire at 6:00 p.m., Eastern Time, on November 16, 2008 (such period being the “Term”).

3.  Full Force and Effect. Except to the extent the Warrants are modified by this Amendment, the other terms and provisions of the Warrants shall remain unmodified and in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 to the Series C Warrant as of this 15th day of October 2008.

The Company:

JUMA TECHNOLOGY CORPORATION

By:	__________________________________
Name:
Title:

ACKNOWLEDGED AND AGREED TO:

VISION OPPORTUNITY MASTER FUND, LTD.

By:	___________________________________
Adam Benowitz
Director

VISION CAPITAL ADVANTAGE FUND, L.P.
By:	VCAF GP, LLC
Its:	General Partner

By:	___________________________________
Adam Benowitz
Managing Member